Comiskey & Company
Professional Corporation

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Wireless Attachments, Inc.

We hereby consent to the inclusion in the foregoing Registration Statement on Form S-1 of our report dated May 16, 2011 relating to the financial statements of Wireless Attachments, Inc. for the period from inception (September 22, 2010) to March 31, 2011. We also consent to the reference to our Firm under the caption "Experts" in such Registration Statement.

Denver, Colorado
October 27, 2011

Comiskey & Company
PROFESSIONAL CORPORATION

Certified Public Accountants & Consultants
7900 East Union Ave • Suite 150 • Denver, CO 80237
(303) 830-2255 • Fax (303) 830-0876 • info@comiskey.com • www.comiskey.com